Exhibit 99.3

SoundHound AI, Inc. Reports First Quarter 2022 Financial Results

SANTA CLARA, Calif. – May 16, 2022 – SoundHound AI, Inc. (Nasdaq: SOUN) (“SoundHound,” “we,” or “our”), a global leader in voice artificial intelligence (“voice AI”), today reported the financial results of SoundHound, Inc. (“Legacy SoundHound”), at and for the three months ended March 31, 2022. The financial statements reflect the operations of Legacy SoundHound prior to it becoming a wholly-owned subsidiary of SoundHound, as a result of the business combination with Archimedes, which closed on April 26, 2022. In connection with the business combination, the Company changed its name to SoundHound AI, Inc. The Company also published a Letter to Shareholders today which details SoundHound’s technology moat, revenue models, commercial alliances, opportunities and near-term goals which can be accessed on its investor website at investors.soundhound.com.

“SoundHound’s momentum in 2021 continued in the first quarter of 2022, with key business wins and tremendous growth in user engagement,” stated Keyvan Mohajer, CEO and Co-Founder of SoundHound. “Our deep history of technological breakthroughs and competitive differentiators are rapidly enabling our mission to voice-enable the world, and our $230 million of cumulative bookings backlog highlight the confidence and commitment our customers have working with us to build the future together.”

First Quarter Business Highlights

●	Reported revenues were $4.3 million, up 15% compared to prior year
●	Cumulative bookings were $230 million, up 134% over prior year
●	User queries in first quarter grew +90% versus prior year
●	Announced several new and expanded customer partnerships, including with Hyundai, Netflix, Qualcomm, Snap, and VIZIO
●	Chief Revenue Officer, Zubin Irani, joined the team and began accelerating growth through investments in sales and marketing

“Our first quarter results demonstrate the momentum we are experiencing with our customers and the continued voice AI market expansion and acceptance,” said Nitesh Sharan, Chief Financial Officer, SoundHound. “We are accelerating growth through sales and marketing investments to expand into new verticals while deepening partnerships with existing customers.”

First Quarter 2022 Summary Financial Results

	Three Months Ended March 31,		Change
	2022	2021	$	%
Revenues	$4,290	$3,739	$551	15%

Operating expenses:
Cost of revenues	$1,773	$1,593	$180	11%
Sales and marketing	2,581	1,076	1,505	140%
Research and development	16,650	14,443	2,207	15%
General and administrative	4,003	3,246	757	23%
Total operating expenses	$25,007	$20,358	$4,649	23%

Loss from operations	$(20,717)	$(16,619)	$(4,098)	25%

SoundHound expects to file its Form 10-Q for the quarterly period ended March 31, 2022 on May 16, 2022. In addition, on May 16, 2022, SoundHound expects to file an amendment to its Form 8-K, originally filed on May 2, 2022, to reflect Legacy SoundHound’s financial statements for the three months ended March 31, 2022 and Management’s Discussion and Analysis of Financial Condition and Results of Operations relating to those financial statements.

Closing of Business Combination

On April 26, SoundHound Inc. successfully completed its previously announced business combination with Archimedes. The resulting company, SoundHound AI, Inc., began trading on Nasdaq under the ticker symbol “SOUN” on April 28. SoundHound received gross cash proceeds of $118 million from transactions related to the business combination, which will enable the Company to continue its forward momentum in the rapidly growing voice AI market, where voice assistants are forecast to exceed the number of humans on earth, at 8.4 billion, by 2024.

On a pro forma basis, assuming the Business Combination occurred as of March 31, 2022, the Company’s cash and cash equivalents would have amounted to $101.3 million at quarter-end. Primary use of proceeds from the transaction is expected to be in sales and marketing to fuel growth, in continued advancements in innovation and technology, and in global operating functions to support business expansion.

First Quarter 2022 Summary Cash Flows

	Three Months Ended March 31,
	2022	2021
Cash flows:
Net cash (used in) operating activities	$(14,989)	$(14,704)
Net cash (used in) investing activities	(611)	(63)
Net cash provided by financing activities	1,955	605
Net changes in cash and cash equivalents	$(13,645)	$(14,162)

Business Outlook

●	SoundHound expects to generate full year 2022 revenue of between $27 million to $33 million, with revenue momentum accelerating in the second half of the year principally due to seasonality and the expected benefits from sales and marketing investments.

Conference Call and Webcast

As a result of the timing related to the closing of the business combination, SoundHound will begin hosting regularly scheduled quarterly earnings conference calls beginning in the second quarter of 2022.

For more information please see SoundHound’s Shareholder Letter and other SEC filings which can be obtained on our website at investors.soundhound.com or sec.gov.

About SoundHound

SoundHound, a leading innovator of conversational intelligence, offers an independent voice AI platform that enables businesses across industries to deliver best-in-class conversational experiences to their customers. Built on proprietary Speech-to-Meaning® and Deep Meaning Understanding® technologies, SoundHound’s advanced voice AI platform provides exceptional speed and accuracy and enables humans to interact with products and services like they interact with each other—by speaking naturally. SoundHound is trusted by companies around the globe, including Hyundai, Mercedes-Benz, Pandora, Deutsche Telekom, Snap, VIZIO, KIA, and Stellantis. www.soundhound.com

Forward Looking Statements

This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting SoundHound’s business including, current uncertainties associated with the COVID-19 pandemic, our inability to predict or measure supply chain disruptions resulting from the COVID-19 pandemic and other causes, the potential future revenue associated with our AI platform products and services; our rate of growth; our ability to predict direct and indirect customer demand for our existing and future products and to secure adequate manufacturing capacity; our ability to hire, retain and motivate employees; the effects of competition, including price competition within our industry segment; technological, regulatory and legal developments that uniquely or disproportionately impact our industry segment; developments in the economy and financial markets and other risks detailed from time to time in SoundHound’s filings with the Securities and Exchange Commission.

Investor Contact

Jennifer Neuman

(212) 835-8500

ir@soundhound.com

Press Contact

Lisa Flattery

(408)441-3294

press@soundhound.com

SOUNDHOUND, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(In thousands, except for per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues	$4,290	$3,739
Operating expenses:
Cost of revenues	1,773	1,593
Sales and marketing	2,581	1,076
Research and development	16,650	14,443
General and administrative	4,003	3,246
Total operating expenses	25,007	20,358
Loss from operations	(20,717)	(16,619)
Other expense, net:
Interest expense	(2,977)	(748)
Other expense, net	(1,057)	(1,726)
Total other expense, net	(4,034)	(2,474)
Loss before provision for income taxes	(24,751)	(19,093)
Provision for income taxes	352	167
Net loss	(25,103)	(19,260)
Other comprehensive gain:
Unrealized holding gain on available-for-sale securities, net of tax	—	—
Comprehensive loss	$(25,103)	$(19,260)
Net loss per share:
Basic and diluted	$(2.00)	$(1.62)
Weighted-average common shares outstanding:
Basic and diluted	12,527,229	11,872,698

SOUNDHOUND, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value data)

	March 31, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,211	$21,626
Restricted cash equivalents	230	460
Accounts receivable, net of allowances of $109 as of March 31, 2022 and December 31, 2021, respectively	1,332	2,060
Prepaid expenses and other current assets	2,676	2,193
Debt issuance cost	566	1,132
Total current assets	13,015	27,471
Restricted cash equivalents, non-current	736	736
Right-of-use assets	10,225	10,291
Property and equipment, net	5,474	6,155
Deferred tax asset	2,169	2,169
Deferred offering costs	3,318	1,264
Other assets	1,005	1,117
Total assets	$35,942	$49,203
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$6,938	$3,760
Accrued liabilities	11,703	7,298
Operating lease liabilities, current portion	3,519	3,281
Financing lease liabilities, current portion	822	1,301
Income tax liability	2,730	2,737
Deferred revenue, current portion	6,006	6,042
Convertible notes, current portion	30,198	29,868
Derivative liability	4,080	3,488
Note payable, current portion	30,810	29,964
Total current liabilities	96,806	87,739
Operating lease liabilities, net of current portion	8,073	8,611
Financing lease liabilities, net of current portion	252	292
Deferred revenue, net of current portion	13,372	14,959
Other liabilities	1,338	1,336
Total liabilities	119,841	112,937
Commitments and contingencies (Note 6)
Redeemable convertible preferred stock; $0.0001 par value; 26,316,129 shares authorized; 19,248,537 shares issued and outstanding, liquidation preference of $284,826 as of March 31, 2022 and December 31, 2021, respectively Stockholders’ deficit:	279,503	279,503
Common stock, $0.0001 par value; 45,000,000 shares authorized; 12,718,968 and 12,280,051 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	1	1
Additional paid-in capital	48,429	43,491
Accumulated deficit	(411,832)	(386,729)
Total stockholders’ deficit	(363,402)	(343,237)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$35,942	$49,203

SOUNDHOUND, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(25,103)	$(19,260)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,292	1,451
Stock-based compensation	2,464	1,388
Change in fair value of derivative and warrant liability	592	1,403
Amortization of debt issuance cost	1,742	301
Non-cash lease amortization	846	812
Changes in operating assets and liabilities:
Accounts receivable	728	1,705
Prepaid expenses and other current assets	(483)	(52)
Operating lease liabilities	(1,080)	(1,154)
Deferred offering costs	(2,054)	—
Other assets	112	(16)
Accounts payable	3,178	(391)
Accrued liabilities	4,398	657
Deferred revenue	(1,623)	(1,378)
Other liabilities	2	(170)
Net cash (used in) operating activities	(14,989)	(14,704)
Cash flows from investing activities:
Purchases of property and equipment	(611)	(63)
Net cash (used in) investing activities	(611)	(63)
Cash flows from financing activities:
Proceeds from the exercise of common stock options	2,474	1,199
Payment of finance and capital lease obligations	(519)	(594)
Net cash provided by financing activities	1,955	605
Net (decrease) in cash, cash equivalents, and restricted cash equivalents	(13,645)	(14,162)
Cash, cash equivalents, and restricted cash equivalents, beginning of period	22,822	44,982
Cash, cash equivalents, and restricted cash equivalents, end of period	$9,177	$30,820
Reconciliation to amounts on the condensed consolidated balance sheets:
Cash and cash equivalents	$8,211	$29,530
Current portion of restricted cash equivalents	230	230
Non-current portion of restricted cash equivalents	736	1,060
Total cash, cash equivalents, and restricted cash equivalents shown in the condensed consolidated statements of cash flows	$9,177	$30,820
Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$1,013	$78
Income taxes	$32	$—
Noncash investing and financing activities
Operating lease liabilities and right-of-use assets through adoption of ASC 842	$—	$11,428
Operating lease liabilities arising from obtaining right-of-use assets	$650	$—
Property and equipment acquired under capital leases or debt	$—	$265